Pickard & Company, CPA's
A Professional Corporation


Mr. Chas Radovich
Cobalis Corporation
2455 McCabe Way
Suite 150
Irvine, CA 92614

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

Professional Services Rendered                             Hours    Rate        Amount           Invoice #   Date
------------------------------------------------------- ---------- ----------- ----------------- ---------- -----------

Preparation of Form 10-QSB
for the quarter ended June 30, 2004                        14.00    225.00      3,150.00         1306       08/31/04

Out of pocket expenses                                              60.00       60.00            1306       08/31/04

Preparation of Form 10-QSB
for the quarter ended September 30, 2004                   7.25     225.00      1,631.25         1340       10/31/04

Out of pocket expenses                                              126.55      126.55           1340       10/31/04

Preparation of Form 10-QSB
for the quarter ended September 30, 2004;

Preparation of schedules for Stonefield Josephson;
Responding to SJ inquiries                                 24.25    225.00      5,456.25         1350       11/30/04

Preparation of amendment to Form 10-QSB for the
quarter ended September 30,2004; Correspondence
with Stonefield Josephson regarding changes to and
filing of amendment; Updating general ledger to
agree with Form 10-QSB/A; Meeting with Chas.               11.50    225.00      2,587.50         1365       12/31/04

Out of pocket expenses                                              67.50       67.50            1365       12/31/04
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TOTAL AMOUNT DUE:                                                               13,079.05

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        28490 Westinghouse Place, Suite 140 - Valencia, California 91355
                 - 661.257.1290 facsimile - www.pickardcpa.com